UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2014 (June 30, 2014)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A is being filed to correct the Form 8-K of Trans Energy, Inc. dated July 21, 2014, (the “Original Filing”). The Original Filing stated that On June 30, 2014, John S. Tumis resigned from his positions as Chief Executive Officer and Treasurer of the Company. This sentence should state that On June 30, 2014, John S. Tumis resigned from his positions as Chief Financial Officer and Treasurer of the Company.

The Company is filing this Current Report on Form 8-K/A to amend the Original Filing in order to correctly state in the disclosure under Item 5.02 that Mr. Tumis resigned as Chief Financial Officer of the Company.

Except as described above, no other changes are made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the change described above is unchanged and reflects the disclosures made at the time of the Original Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: July 22, 2014	By	/s/ John G. Corp
John G. Corp
President